INVESTOR PRESENTATION 2022 First Quarter Earnings bancofcal.com

2 FORWARD LOOKING STATEMENTS When used in this report and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California, Inc. and its affiliates (“BANC,” the “Company”, “we”, “us” or “our”). By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the continuing effects of the COVID-19 pandemic and steps taken by governmental and other authorities to contain, mitigate, and combat the pandemic on our business, operations, financial performance and prospects; (ii) the costs and effects of litigation, including legal fees and other expenses, settlements and judgments; (iii) the risk that we will not be successful in the implementation of our capital utilization strategy, new lines of business, new products and services, or other strategic project initiatives; (iv) risks that the Company’s merger and acquisition transactions, including its recent acquisition of Pacific Mercantile Bancorp, may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies, and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all; (v) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to, the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and nonperforming assets in our loan portfolio, and may result in our allowance for credit losses not being adequate and require us to materially increase our credit loss reserves; (vi) the quality and composition of our securities portfolio; (vii) changes in general economic conditions, either nationally or in our market areas, including the impact of supply chain disruptions, or changes in financial markets; (viii) changes in the interest rate environment and levels of general interest rates, including the anticipated increases by the FRB in its benchmark rate, the impacts of inflation, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin, and funding sources; (ix) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (x) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xi) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, restrict our ability to invest in certain assets, increase our allowance for credit losses, write-down asset values, increase our capital levels, affect our ability to borrow funds or maintain or increase deposits, or impose fines, penalties or sanctions, any of which could adversely affect our liquidity and earnings; (xii) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (xiii) our ability to control operating costs and expenses; (xiv) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xv) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xvi) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xvii) uncertainty regarding the expected discontinuation of the London Interbank Offered Rate (“LIBOR”) and the use of alternative reference rates; (xviii) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including but not limited to, due to cybersecurity threats; (xix) our ability to attract and retain key members of our senior management team; (xx) increased competitive pressures among financial services companies; (xxi) changes in consumer spending, borrowing and saving habits; (xxii) the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xxiii) the ability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting standards; (xxv) continuing impact of the Financial Accounting Standards Board’s credit loss accounting standard, referred to as Current Expected Credit Loss, which requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses; (xxvi) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxvii) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or our bank subsidiary, or repurchases of our common or preferred stock; and (xxviii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this report and from time to time in other documents that we file with or furnish to the SEC. Further, statements about the potential effects of the Pacific Mercantile Bancorp acquisition on our business, financial results and condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including (i) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Banc of California, Inc. and Pacific Mercantile Bancorp operate; (ii) the ability to promptly and effectively integrate the businesses of Banc of California, Inc. and Pacific Mercantile Bancorp; (iii) diversion of management time on integration-related issues; (iv) lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; and (v) other risks that are described in Banc of California, Inc.’s public filings with the SEC.

3 (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation (2) 1Q22 capital ratios are preliminary FIRST QUARTER 2022 RESULTS ($ in Thousands Except EPS) 1Q22 4Q21 1Q21 Net interest income $ 76,441 $ 73,039 $ 57,916 (Reversal of) provision for credit losses $ (31,542) $ 11,262 $ (1,107) Net income $ 48,512 $ 5,751 $ 14,375 Net income available to common stockholders $ 43,345 $ 4,024 $ 7,825 Earnings per diluted common share $ 0.69 $ 0.07 $ 0.15 Adjusted net income available to common stockholders (1) $ 47,129 $ 13,104 $ 12,637 Adjusted earnings per diluted common share (1) $ 0.75 $ 0.22 $ 0.25 Pre-tax pre-provision (PTPP) income (1) $ 35,755 $ 19,772 $ 15,562 Adjusted PTPP income (1) $ 35,807 $ 32,663 $ 20,613 Return on average assets (ROAA) 2.09% 0.24% 0.74% PTPP ROAA (1) 1.54% 0.84% 0.80% Adjusted PTPP ROAA (1) 1.55% 1.39% 1.06% Average assets $ 9,392,305 $ 9,331,955 $ 7,860,952 Net interest margin 3.51% 3.28% 3.19% Allowance for credit losses coverage ratio 1.32% 1.35% 1.43% Common equity tier 1 (2) 11.39% 11.31% 11.50% Tangible common equity per share (1) $ 14.05 $ 13.88 $ 13.24 Noninterest-bearing deposits as % of total deposits 39.6% 37.5% 27.7%

4 ENHANCING FRANCHISE VALUE (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 1st Quarter 2022 Summary Increase in Core Earnings Power • Profitable organic growth and accretive benefits of PMB acquisition driving increase in core earnings power • Adjusted PTPP Income(1) up 10% from prior quarter and 74% year over year • Adjusted PTPP ROAA(1) improved 16 bps to 1.55% from prior quarter and 49 bps year over year Strong Execution on Opportunities to Enhance Shareholder Value • 40%+ cost savings achieved within 6 months of closing PMB acquisition ($1.5 billion in assets) on October 18, 2021; system conversion competed on November 15, 2021 • Legal settlement resulting in $31.3 million recovery recoups shareholder value from 3Q19 charge off • 1Q22 redemption of Series E Preferred Stock will positively impact net income available to common shareholders by $6.9 million annually • $75 million share repurchase program authorized in March. Repurchased $4.3 million. Continued Strong Loan Production • Total loan fundings increased 7% from 4Q21 • Adding high quality earning assets with improved pricing on new loan production • 8% annualized growth in total commercial loans (ex. PPP and warehouse lending) Strong NIB Focused Deposit Franchise • Improved deposit mix: NIB represented 40% of deposits at the end of 1Q22 versus 28% at the end of 1Q21 • 10th consecutive quarter of demand deposit growth • Reduced average cost of deposits to 0.08% for 1Q22 from 0.28% for 1Q21 Positive Trends in Asset Quality • Delinquent loans declined 16% from 4Q21 • ACL to total loans decreased from 1.35% in 4Q21 to 1.32% in 1Q22

GROWING CORE EARNINGS POWER

BANC OF CALIFORNIA

($ in millions)

1Q 2022



$35.8
PTPP ROAA 1.54%
$(0.1)
$0.1
$35.8
Adjusted PTPP ROAA 1.55%
Pre-tax, pre-provision income (1)
Noninterest expense adjustments
Loss on alternative energy partnerships
Adjusted pre-tax, pre-provision income (1)

4Q 2021



$19.8
PTPP ROAA 0.84%
$14.1
$(1.2)
$32.7
Adjusted PTPP ROAA 1.39%
Pre-tax, pre-provision income (1)
Noninterest expense adjustments
(Gain) on alternative engergy partnerships
Adjusted pre-tax, pre-provision income (1)

Highlights

- Adjusted sequential pre-tax pre-provision income increased $3.1 million, or 10%
- Adjusted sequential PTPP ROAA increased 16 bps to 1.55%.
- Adjusted PTPP increase due mostly to higher net interest income driven by higher average loan balances, partially offset by higher operating costs due to including PMB's operations for a full quarter and seasonal payroll costs
- 1Q22 noninterest expense adjustments include indemnified professional fees, net of recoveries
- 4Q21 expense adjustments include PMB merger costs and indemnified professional fees, net of recoveries

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation

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6 Adjusted Pre-tax Pre-provision (PTPP) Income (1) $16.0 $13.2 $12.2 $18.9 (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 0.65% 0.83% 0.98% 1.25% 1.06% 1.13% 1.35% 1.39% 1.55% $24.5 $12.2 1Q20 $16.0 $22.0 2Q20 3Q20 $18.9 4Q20 $20.6 1Q21 2Q21 $27.7 3Q21 $32.7 4Q21 $35.8 1Q22 +62% (+$13.8) +194% (+$23.6) Adjusted PTPP Income Adjusted PTPP Income / Avg. Assets ESCALATING ADJUSTED PRE-TAX PRE-PROVISION INCOME TREND ($ in millions)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS RECONCILIATION

BANC OF CALIFORNIA

($ in millions)


$43.3
EPS
$0.69
$(0.1)
$0.1
$3.7
$47.1
EPS
$0.75
Net Income Available to Common Stockholders
Noninterest expense adjustments
Loss on alternative energy partnerships
Preferred Redemption Adjustments
Adjusted Net Income Available to Common Stockholders (1)(2)

1Q 2022


$4.0
EPS
$0.07
$9.9
$(0.9)
$-0
$13.1
EPS
$0.22
Net income available to common stockholders
Noninterest expense adjustments
(Gain) on alternative engergy partnerships
Preferred Redemption Adjustments
Adjusted Net Income Available to Common Stockholders (1)(2)

4Q 2021

Highlights

- 1Q22: Includes a $31.3 million pre-tax reversal of credit losses due to the recovery from the settlement of a previously charged-off loan; there is no similar recovery in 4Q21
- 1Q22: Noninterest expense adjustments relate to professional fees, net of recoveries
- 4Q21: Noninterest expense adjustments relate to merger-related costs, indemnified professional fees, net of recoveries. Earnings reduced by an $11.3 million pre-tax charge for the expected lifetime credit losses for non-purchased credit deteriorated loans acquired in the PMB acquisition; there is no similar charge in 1Q22

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation
(2) Adjustments presented utilizing a statutory tax rate of 29.56%; see "Non-GAAP Reconciliation" slides at end of presentation

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8 RAPIDLY IMPROVING DEPOSIT FRANCHISE (1) Reflects balance as of period end • 6% or $170 million organic quarterly increase in noninterest-bearing deposits • 72% percent of deposits are noninterest-bearing and low-cost deposits, up from 62% a year ago • Targeted deposit strategy has transformed deposit mix and contributed to asset-sensitive profile • Spot deposit rate on March 31, 2022 was 7 bps, down from 24 bps at March 31, 2021 Cost of Deposits 27% 0% 0.23% 34% 1Q22 21% 4Q21 0.28% 0% 28% 11% 1Q21 29% 36% 0% 26% 0% 24% 38% 10% 2Q21 7% 0.15% 32% 34% 0.11% 25% 9% 3Q21 32% 0.08% 32% 0%7% 40% Average Cost of deposits Interest-bearing checking Money Market & Savings Noninterest-bearing Brokered CDs CDs Spot Rate 0.07% Category 1Q21 2Q21 3Q21 4Q21 1Q22 $ in millions Noninterest-bearing checking $1,700.3 $1,808.9 $2,107.7 $2,788.2 $2,958.6 Interest-bearing checking 2,088.5 2,217.3 2,214.7 2,393.4 2,395.3 Demand deposits 3,788.9 4,026.2 4,322.4 5,181.6 5,354.0 Money Market & Savings 1,684.7 1,593.7 1,661.0 1,751.1 1,605.1 CDs 668.5 586.6 559.8 506.7 520.7 Brokered CDs 0.0 0.0 0.0 0.0 0.0 Total(1) $6,142.0 $6,206.5 $6,543.2 $7,439.4 $7,479.7 Highlights

9 Period end balances ($ in millions) BUSINESS UNITS GENERATING SOLID DEMAND DEPOSIT(1) GROWTH $3,230 $18 4Q21 $471 $824 $2,476 $2,735 1Q21 $437 $29 2Q21 $29 $848 $2,872 $571 $32 $3,157 $1,081 $923 $1,171 $30 1Q223Q21 $914 $3,789 $4,026 $4,322 $5,182 $5,354 $825 +41% Community Banking Specialty & Business Banking OtherCommercial & Real Estate Banking (1) Demand deposits include noninterest-bearing checking and interest-bearing checking

DIVERSIFIED LOAN PORTFOLIO MITIGATES RISK AND GENERATES ATTRACTIVE RISK-ADJUSTED YIELD

BANC OF CALIFORNIA

Loan Segment	1st Quarter 2022			4th Quarter 2021			Change		
$ in Millions	$[1]	%	Avg. Yield	$[1]	%	Avg. Yield	$[1]	%	Avg. Yield
C&I: Warehouse	$ 1,575	21%	4.26%	$ 1,602	22%	4.14%	$ (28)	-1%	0.12%
C&I: All Other	1,225	16%	4.69%	1,066	15%	4.29%	158	1%	0.39%
Multifamily	1,398	19%	4.35%	1,361	19%	4.62%	37	0%	-0.27%
CRE	1,163	16%	4.50%	1,311	18%	4.33%	(148)	-2%	0.17%
Construction	225	3%	5.10%	182	3%	5.42%	43	0%	-0.32%
SBA[2]	133	2%	4.24%	206	3%	4.44%	(72)	-1%	-0.20%
Total Commercial Loans	5,719	77%	4.45%	5,729	79%	4.41%	(10)	-2%	0.04%
SFR	1,637	22%	3.45%	1,420	20%	3.30%	217	2%	0.15%
Consumer	95	1%	6.34%	103	1%	6.91%	(8)	0%	-0.57%
Total Consumer Loans	1,733	23%	3.61%	1,523	21%	3.46%	210	2%	0.15%
Total Loans HFI	$ 7,452	100%	4.26%	$ 7,251	100%	4.19%	$ 201	N/A	0.07%

Total Commercial Loans, excluding PPP loans and C&I: Warehouse, increased $83.0 million or 8.3% on an annualized basis.

Real Estate Secured with Low LTVs

- 65% of loan portfolio is secured by residential real estate (primary residences)
- Real estate secured loans weighted average loan-to-values (LTVs) of 57%
- ~85% of all real estate secured loans have LTVs of less than 70%
- ~76% of the SFR portfolio have LTVs of less than 70%

Prudent Balance Sheet Growth

- Commercial focused balance sheet growth augmented by single family residential purchases
- Q1 2022 Single family loan purchases average yield well above current average yield of 3.45%
- Relationship focused real estate lending helps drive incremental higher yields
- PPP portfolio balance declined to $58 million from $123 million

(1) Reflects balance as of period end
(2) Includes PPP loans of $58 million at March 31, 2022 and $123 million at December 31, 2021.

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11 $487 $533 $503 $583 $679 $63 $87 $82 $243 $290 $227 $178 $80 $550 $847 $763 $906 $968 ($321) ($496) ($385) ($575) ($435) ($141) ($138) ($144) ($254) ($317) ($222) ($28) ($683) ($634) ($528) ($828) ($780) 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Total Loan Fundings of $968 Million in Q1 2022(1) Fundings Advances Warehouse Net Advances/Paydowns Payoffs Paydowns Warehouse Net Advances/Paydowns Total Loan Yield Rate on Production Rate on Production excl. PPP ($ in millions) DIVERSIFIED BUSINESS MIX PRODUCING CONSISTENTLY STRONG LOAN FUNDINGS (1) Includes net change in warehouse lending (2) PMB acquired loans excluded from chart and Total Loan Fundings (3) Includes deferred costs/fees, transfers, sales and other adjustments Total Loan Fundings of $968 Milli i 1Q22(1) ($ in millions) Loans Beginning Balance Total Fundings PMB Acquired(2) Total Payoffs Net Di fference Other Change (3) Loans Ending Balance Total Loan Yield Rate on Production Rate on Production excl . PPP Q1 2022 7,255$ 968$ -$ 780$ 188$ 12$ 7,455$ 4.26% 3.66% 3.66% Q4 2021 6,232$ 906$ 963$ 828$ 77$ (17)$ 7,255$ 4.20% 3.74% 3.74% Q3 2021 5,988$ 763$ -$ 528$ 234$ 9$ 6,232$ 4.18% 3.83% 3.83% Q2 2021 5,766$ 847$ -$ 634$ 213$ 10$ 5,988$ 4.30% 3.86% 3.91% Q1 2021 5,900$ 550$ -$ 683$ (133)$ (1)$ 5,766$ 4.30% 3.16% 3.76%

12 ASSET QUALITY REMAINS STRONG NPLs, Delinquencies, and Classified Loans Delinquencies ($ in millions) Non-performing Loans (NPLs) ($ in millions) Criticized and Classified Loans ($ in millions) ACL / Non-performing Loans (NPLs) ($ in millions) $13.5 $19.1 1.06% $47.8 1Q21 0.58% $21.7 $13.3 2Q21 $19.1 $26.0 $61.0 0.72% 3Q21 $31.9 $35.0 $21.7 1.00% 4Q21 $30.4 $30.6 0.82% 1Q22 $61.3 $45.1 $72.8 SFR Delinquencies Delinquencies (ex-SFR) PMBC Acquired Delinquencies Delinquencies /Total Loans $76 $241 $126 $60 1Q21 2Q21 $102 3Q21 $101 4Q21 $98 1Q22 $227 $259 $245 $250 Criticized and Classified Loans PMB Acquired Criticized and Classified Loans Classified Loans $32.4 0.97% $30.1$23.5 2Q211Q21 $21.2 0.86% $44.2 $16.5 $29.1 0.73% 3Q21 $52.6 $7.1$45.6 $21.6 $23.9 0.72% 4Q21 $10.3 0.73% 1Q22 $55.9 $51.3 $54.5 SFR NPLs PMBC Acquired NPLs NPLs/Total Loans-HFI NPLs (ex-SFR) 148% 155% 173% 187% 181% 2Q21 4Q211Q21 $82.7 $79.7 $78.8 3Q21 $98.2 $98.6 1Q22 ACL ACL / NPLs (1) The NPL ratio related to BANC originated loans is 0.49% when PMB’s NPLs of $21.6 million and PMB acquired loans outstanding at December 31, 2021 of $905 million are excluded (1)

TOP 10 RELATIONSHIPS
Non-performing & delinquent loans rollforward

BANC OF CALIFORNIA

Non-performing Loans ($ in thousands)

#	1Q22	4Q21	Delta	Loan Category	1Q Accrual Status	1Q Delinquency Status	4Q Accrual Status
1	$ 12,599	$ 12,840	$ (242)	C&I	Non-Accrual	Current	Non-Accrual
2	6,617	6,617	-	C&I	Non-Accrual	90+	Non-Accrual
3	4,096	4,096	-	SBA	Non-Accrual	90+	Non-Accrual
4	3,929	-	3,929	SFR	Non-Accrual	90+	Accrual
5	3,617	3,803	(186)	C&I	Non-Accrual	Current	Non-Accrual
6	3,189	3,236	(47)	SBA	Non-Accrual	90+	Non-Accrual
7	2,977	2,977	-	SBA	Non-Accrual	90+	Non-Accrual
8	2,658	2,658	-	SFR	Non-Accrual	90+	Non-Accrual
9	2,368	2,410	(41)	C&I	Non-Accrual	Current	Non-Accrual
10	1,924	1,924	-	SBA	Non-Accrual	90+	Non-Accrual
11+	10,556	11,998	(1,442)				
Total	$ 54,529	$ 52,558	$ 1,971				

Delinquent Loans ($ in thousands)

#	1Q22	4Q21	Delta	Loan Category	1Q Accrual Status	1Q Delinquency Status	4Q Delinquency Status
1	$ 6,617	$ 6,617	-	C&I	90+	Non-Accrual	90+
2	4,096	4,096	-	SBA	90+	Non-Accrual	90+
3	3,929	-	3,929	SFR	90+	Non-Accrual	Current
4	3,189	3,236	(47)	SBA	90+	Non-Accrual	90+
5	2,977	2,977	-	SBA	90+	Non-Accrual	90+
6	2,681	-	2,681	SFR	30-59	Accrual	Current
7	2,658	2,658	-	SFR	90+	Non-Accrual	90+
8	2,486	-	2,486	SFR	30-59	Accrual	Current
9	2,190	2,197	(8)	SFR	30-59	Accrual	30-59
10	1,924	1,924	-	SBA	90+	Non-Accrual	90+
11+	28,251	49,046	(20,797)				
Total	$ 60,997	$ 72,751	$ (11,757)				

Non-performing loans

- Non-performing loans increased $2.0 million, or 4%, to $54.5 million due mostly to the legacy SFR portfolio
- Non-performing loans included loans guaranteed by the SBA of $13.1 million

Delinquencies

- Delinquencies decreased $11.8 million, or 16%, as $29.5 million of additions were offset by $33 million of loans returning to current status and $8.3 million in other reductions including pay downs
- Delinquent loans included loans guaranteed by the SBA of $13.1 million

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14 ALLOWANCE FOR CREDIT LOSSES WALK (1) Coverage percentage equals ACL to Total Loans. PPP loans improved Coverage ratio by 1 bp at 3/31/22 compared to 3 bps at 12/31/21 ($ in millions) 1.33% (1) 1.26% (1) $98.2 $98.6 $31.3 $(31.3) ACL (12/31/21) $(0.9)$0.7 Recovery from settlement of a previously charged-off loan $0.6 Other Recoveries (net of Charge-offs) Specific Reserve Portfolio Mix Provision reversal from settlement of a previously charged-off loan ACL (3/31/22) 1.35% (1) 1.32% (1) 1Q22 included a $31.3 million recovery from the settlement of a loan previously charged-off in 2019. This also resulted in a reversal of provision for credit losses and therefore had no net impact on the ACL at March 31, 2022. The $0.4 million increase in the ACL was due to (i) higher specific reserves of $0.7 million, and (ii) other net recoveries of $0.6 million, offset by (iii) a $0.9 million reduction in general reserves from changes in portfolio mix, improved macroeconomic variables used for model purposes, and the general credit quality of the portfolio, offset by overall loan growth. ACL includes Allowance for Loan Losses (ALL) and Reserve for Unfunded Loan Commitments (RUC)

15 CONTINUED FOCUS ON EXPENSE MANAGEMENT • Adjusted Noninterest Expense to Average Assets improved 14 bps to 2.01% compared to Q1 2021 • Noninterest expense adjustments primarily relate to: (1) timing of indemnified legal costs/recoveries, (2) loss/gain on investments in alternative energy partnerships(2), (3) merger-related costs Noninterest Expense to Average Assets ($ millions) Adjusted Noninterest Expense(1) to Average Assets ($ millions) 2.41% 2.47% $42.0 1Q21 $5.1 1Q22 $41.7 2Q21 -$1.4 2.08% $37.8 1.84% -$2.9 $40.7 3Q21 $12.9 $45.2 4Q21 $0.1 $46.5 2.01% $46.7 $40.6 $58.1 $46.6 Noninterest expense adjustments Noninterest Expense / Average Assets Adjusted Noninterest Expense 2.01%1.99% $41.7 2.15% 2Q211Q21 1.92% $42.0 2.15% $40.7 3Q21 $45.2 4Q21 $46.5 1Q22 Adjusted Noninterest Expense Adjusted Noninterest Expense / Average Assets Highlights

16 Interest Rate Risk Position (within 12 months) Loan & Deposit Mix Rate Sensitive Assets at 42% of Total Assets Loan Portfolio • $3.2 Billion matures or resets within 12 months • $1.2 Billion of loans are at or below their floors • Given a 100 bps market rate increase 83% of loans with floors are eligible to reprice Cash & Investments • $596 Million reprice in 12 months, mostly CLOs • $254 Million in Interest Bearing Cash INTEREST RATE RISK MANAGEMENT Well positioned for higher rates with a One Year Positive Gap Ratio of 35% HFI Loans: $7.5 billion Total Deposits: $7.5 billion Non interest- bearing 40% Interest- bearing, Non- Maturity Non- Time 53%Time 7% Hybrid 25% Variable 41% Fixed 34% LESS Rate Sensitive Liabilities at 7% of Total Assets • $359 million CD’s mature or reprice within 12 months • $320 million in overnight borrowings One Year Positive Gap Ratio is 35% of Total Assets 12 Month Net Interest Income Sensitivity

17 (1) 1Q22 capital ratios are preliminary (2) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 1Q22 4Q21 3Q21 2Q21 1Q21 Common Equity Tier 1 (1) 11.39% 11.31% 10.86% 11.14% 11.50% Tier 1 Risk-based Capital (1) 11.39% 12.55% 12.35% 12.71% 13.17% Leverage Ratio (1) 9.70% 10.37% 9.80% 9.89% 9.62% Tangible Equity / Tangible Assets (2) 9.27% 10.38% 9.78% 9.89% 9.69% Tangible Common Equity / Tangible Assets (2) 9.27% 9.36% 8.63% 8.70% 8.49% STRONG CAPITAL BASE Provides buffer to deploy for stockholders’ benefit

2022 STRATEGIC OBJECTIVES

BANC OF CALIFORNIA

Continued Balance Sheet Growth and Expanding Profitability

Objective	Actions
Fully Realize Synergies of PMB Acquisition	• Achieve greater than 40% cost savings during first half of 2022 • Identify additional opportunities for cost savings from larger organization • Expand relationships with new clients that have larger financing needs
Continue Generating Strong Loan Production	• Strong commercial banking pipeline and growth • Continue expanding presence in large vertical markets • Capitalize on position as a talent magnet in California to continue selectively adding proven commercial bankers
Capitalize on Asset Sensitivity	• Well positioned to see lower deposit beta and more positive impact on NIM than in last rising interest rate cycle • Robust deposit gathering engine has increased noninterest-bearing deposits to 40% of total deposits and demand deposits to 72% of total deposits at 1Q22 • One year positive gap ratio has increased to 35% at 1Q22 from 7% at 4Q19 • Loan growth rate, a stable and large demand deposit base provides upside in rising rates
Accelerate Investment in Technology	• Capitalize on enhanced scale following PMB acquisition to increase technology investments while still realizing improved operating leverage • Position BANC as the financial services ecosystem hub for our clients • Elevate the client experience and offer innovative solutions directly and through fintech partnerships
Continue Optimizing Use of Capital to Increase Earnings and Enhance Franchise Value	• Redeemed Series E preferred stock in the first quarter of 2022 • Announced $75M common stock share repurchase in the first quarter of 2022 • Moved approximately one quarter of the securities portfolio to HTM from AFS in Q122 to reduce volatility to TBVPS in a rising rate environment • Focus on strategic opportunities to further elevate the client experience and positively impact fee income and shareholder returns

18

19 APPENDIX bancofcal.com

20 77% of total loans in California LOAN PORTFOLIO CHARACTERISTICS Construction $225 3% Consumer $95 1% SBA(1) $133 2% Northern California $629 8% Central California $234 3% South $953 13% Other West $399 5% Northeast $198 3% Midwest $129 2% • 65% of loan portfolio is secured by residential real estate (primary residences) • ~85% of all real estate secured loans have LTVs of less than 70% • ~76% of the SFR portfolio have LTVs of less than 70% $ in millions$ in millions 99.7% of RE loans in California Loan Portfolio by Segment Loan Portfolio by Geography (1) Includes $58 million of PPP loans. Key Commentary Southern California $4,893 66% CRE $1,163 16% Single Family Res. $1,637 22% Multifamily $1,398 19% C&I $2,799 38% Loan Segment Avg. Yield C&I 4.44% Multifamily 4.35% CRE 4.50% Construction 5.10% SBA 4.24% Single Family Res. 3.45% Consumer 6.34% Total Loans HFI 4.26%

21 REAL ESTATE LOAN PORTFOLIO HAS LOW LTVS $ in millions (1) Excludes Warehouse credit facilities Real Estate Loan Balances(1) SFR Portfolio by LTV 61% 1Q21 4Q21 61% 2Q21 60% 3Q21 59% 59% 1Q22 $3,521 $3,636 $3,727 $4,274 $4,424 RE Loans / Loans-HFI RE Loans 60% to 70% 50% to 60% <50% 70% to 80% >80% • ~85% of all real estate secured loans have LTVs of less than 70% • Weighted average LTV is 57% Real Estate(1) LTVs $ % Count <50% $ 1,348 30% 1,155 50% to 60% 994 22% 483 60% to 70% 1,403 32% 474 70% to 80% 635 14% 323 >80% 42 1% 17 Total $ 4,424 100% 2,452 $ in Millions SFR LTVs $ % Count <50% $ 593 36% 681 50% to 60% 326 20% 259 60% to 70% 318 19% 223 70% to 80% 394 24% 265 >80% 6 0% 4 Total $ 1,637 100% 1,432 $ in Millions • ~76% of all existing SFR have LTVs of less than 70% • Weighted average LTV is 55%

22 CALIFORNIA-CENTRIC CRE AND MULTIFAMILY PORTFOLIOS HAVE LOW WEIGHTED-AVERAGE LTV CRE & Multifamily by Collateral Type Multifamily 55% Health Facility 3% 12% Retail 12% Industrial 9% Owner Occupied 12% Mixed Use 3.1% Multi Tenant 45% Single Tenant 18% Strip Center 7% Non Owner Occupied 88% Neighborhood Shopping Center 28% Other 2% Office Other 0.6% Residential 96.3% Other 7% Hospitality 2% Collateral Type Count Balance Avg. Loan Size W.A. LTV W.A. DSCR $ in Millions MultiFamily 584 $ 1,398 $ 2.4 57.9% 1.5x Office 69 301 4.4 56.0% 2.7x Retail 71 318 4.5 53.1% 1.7x Hospitality 30 52 1.7 51.0% 2.0x Health Facility 7 87 12.5 62.9% 1.4x Industrial 80 223 2.8 59.4% 1.6x Other 128 181 1.4 68.1% 1.5x Total CRE & MF 969 $ 2,561 $ 2.6 57.9% 1.7x

DIVERSIFIED AND LOW AVERAGE BALANCE C&I PORTFOLIO

BANC OF CALIFORNIA



Television / Motion Pictures 1%
Construction 2%
Professional Services 2%
Other Retail Trade 2%
Gas Stations 3%
Wholesale Trade 3%
Healthcare and Social Assistance 3%
Manufacturing 4%
Food Services 1%
Transportation 0.8%
Accomodations 0.4%
All Other C&I 7%
Finance and Insurance: Warehouse 56%
Finance and Insurance: Other 5%
Real Estate & Rental Leasing 10%

NAICS Industry	Count	$	Avg. Loan Size
$ in Millions			
Finance: Warehouse	70	$ 1,575	$ 22.5
Real Estate & Rental Leasing	176	270	1.5
Finance: Other	51	129	2.5
Manufacturing	122	119	1.0
Healthcare and Social Assistance	97	93	1.0
Wholesale Trade	88	75	0.9
Gas Stations	46	70	1.5
Other Retail Trade	79	60	0.8
Professional Services	147	56	0.4
Construction	84	46	0.6
Television / Motion Pictures	29	39	1.4
Food Services	23	37	1.6
Transportation	52	21	0.4
Accommodations	7	9	1.3
All Other C&I	273	200	0.7
Total C&I	1344	$ 2,799	$ 2.1

~66% C&I Concentration toward Businesses focused on Finance (including Warehouse), and Real Estate and Rental Leasing

Limited Exposure to High Stressed Business Industries

- 1% Food Services
- <1% Transportation
- <1% in Accommodations

All Other C&I includes a diverse mix of industry sectors

- 2% Professional Services
- 1% Management of Companies
- 1% Administrative and Support
- 1% Education Services
- 1% Arts, Entertainment, and Recreation

23

24 DECLINING DEPOSIT COSTS PROTECT NET INTEREST MARGIN Net Interest Margin Drivers 4Q19 3.86% 3.09% 1.75% 4.50% 3.04% 3.51% 1.27% 1Q20 2.97% 4.27% 1.85% 1.11% 0.08% 4.06% 0.25% 3Q21 1.71% 3.09% 0.15% 1Q22 0.71% 0.25% 0.23% 1.29% 0.28% 2Q20 0.51% 0.25%0.25% 1.02% 3Q20 0.58% 3.87% 4.04% 0.33% 3.38% 3.73% 0.36% 0.89% 4Q20 0.11% 2Q21 3.78% 3.19% 4Q21 0.25% 0.83% 1Q21 3.81% 3.27% 0.25% 0.77% 3.28% 0.61% 0.25% 0.67% 3.66% 3.28% 0.25% Earning Asset Yield Net Interest Margin Cost of Total Deposits Fed Funds Rate Interest-Bearing Liabilities

25 STRONG ALLOWANCE COVERAGE RATIO; ALLOCATION OF RESERVE BY LOAN TYPE • Allowance for Credit Losses (ACL) includes Reserve for Unfunded Commitments • Excluding PPP loans, the ACL coverage ratio was 1.33% at the end of 1Q22 compared to 1.38% at the end of 4Q21 ACL Composition 3/31/2022 12/31/2021 ($ in thousands) Amount % of Loans Amount % of Loans Commercial real estate $ 16,490 1.42% $ 21,727 1.66% Multifamily 15,337 1.10% 17,893 1.31% Construction 6,268 2.78% 5,622 3.09% Commercial and industrial 35,906 2.93% 29,126 2.73% Commercial and industrial - warehouse 4,061 0.26% 4,431 0.28% SBA 3,041 2.28% 3,017 1.47% Total commercial loans 81,103 1.42% 81,816 1.43% Single family residential mortgage 11,029 0.67% 9,608 0.68% Other consumer 1,094 1.15% 1,160 1.13% Total consumer loans 12,123 0.70% 10,768 0.71% Allowance for loan losses 93,226 1.25% 92,584 1.28% Reserve for unfunded commitments 5,405 0.07% 5,605 0.08% Allowance for credit losses $ 98,631 1.32% $ 98,189 1.35%

26 (1) Values that are greater than $0.0 million (or 0.0%) but less than $0.5 million (or 0.5%) are not shown. (2) $329 million of AFS securities were reclassified to HTM during 1Q22 Portfolio Average Balances & Yields Securities Portfolio Detail(1) (2) SECURITIES PORTFOLIO Portfolio Profile CompositionCredit Rating AAA 43% AA 43% BBB 14% Private Label RMBS 4% Munis 9% Corporates 14% CLO 40% Gov’t & AGC 33% QoQ Duration (yrs) 1Q22 4Q21 Change 1Q22 Gov’t & Agency (MBS, CMO, & SBA) $ 192 $ 448 $ (256) 3.5 CLOs 488 519 (31) 0.1 Municipal - 119 (119) N/A Corporate Securities 169 174 (5) 4.5 Private Label RMBS 50 56 (6) 8.1 AFS $ 899 $ 1,316 $ (417) 2.1 Gov’t & Agency (MBS, CMO, & SBA) 215 - 215 10.6 Municipal 114 - 114 10.4 HTM $ 329 $ - $ 329 10.6 Total Securities $ 1,228 $ 1,316 $ (88) 4.4 Security Type ($ in millions) 2.13%2.11%2.14%2.13% 1Q21 2Q21 3Q21 4Q21 $1,291 2.29% 1Q22 $1,236 $1,308 $1,347 $1,292 Average Balance ($ in millions) Yield

27 CLO Industry Breakdown $488 million at March 31, 2022 (net of $4.8 million unrealized loss) • CLO portfolio has underlying diversified exposure with largest segment in Healthcare & Pharmaceuticals at 12% • Limited exposure to severely stressed industries • AA and AAA holdings provide principal protection – exposure to underlying credit losses would require a combination of lifetime defaults (25-40% CDR), loss severity (40-50%), and prepayment assumptions (10-20% CPR) • Under these assumptions, the underlying securities would need to take losses of approximately 30% before we would anticipate incurring losses on principal • 1Q22 average CLO portfolio yield of 1.90%, up from 1.80% in 4Q21 • Quarterly reset based on 3 Month Libor + 1.62% • CLOs included an unrealized loss of $4.8 million as of 1Q22, down from $2.3 million as of 4Q21. CLO PORTFOLIO HAS DIVERSIFIED EXPOSURE CREDIT ENHANCEMENT PROVIDES SIGNIFICANT PRINCIPAL PROTECTION Healthcare & Pharmaceuticals 12% High Tech Industries 10% Services: Business 10% FIRE: Banking, Finance, Insurance & Real Estate 8% Beverage, Food & Tobacco 5% Media: Broadcasting & Subscription 4% Hotel, Gaming & Leisure 4% Services: Consumer 4% Telecommunications 4% Automotive 3% Construction & Building 3% Capital Equipment 3% Chemicals, Plastics, & Rubber 3% Containers, Packaging & Glass 3% Retail 3% Other 20%

BANC FAST FACTS

BANC OF CALIFORNIA

(Dollars in millions)	1Q22	4Q21	3Q21	2Q21	1Q21
Total assets	$ 9,584	$ 9,394	$ 8,279	$ 8,027	$ 7,933
Securities available-for-sale	899	1,316	1,303	1,353	1,271
Securities held-to-maturity	329	-	-	-	-
Loans held-for-investment	7,452	7,251	6,229	5,985	5,764
Total deposits	7,480	7,439	6,543	6,207	6,142
Net interest income	$ 76.4	$ 73.0	$ 63.0	$ 59.8	$ 57.9
Total noninterest income	5.9	4.9	5.5	4.2	4.4
Total revenue	82.4	77.9	68.5	64.0	62.3
Noninterest expense	46.4	59.3	39.6	41.4	43.1
Loss (gain) in alternative energy partnership investments	0.2	(1.2)	(1.8)	(0.8)	3.6
Total noninterest expense	46.6	58.1	37.8	40.6	46.7
Pre-tax pre-provision income(1)	35.8	19.8	30.7	23.5	15.6
(Reversal of) provision for credit losses	(31.5)	11.3	(1.1)	(2.2)	(1.1)
Income tax expense	18.8	2.8	8.7	6.6	2.3
Net income	48.5	5.8	23.2	19.1	14.4
Preferred dividend and other adjustments	5.2	1.7	1.7	1.7	6.6
Net income available to common stockholders	$ 43.3	$ 4.0	$ 21.4	$ 17.3	$ 7.8
Diluted earnings per common share	$ 0.69	$ 0.07	$ 0.42	$ 0.34	$ 0.15
Tangible common equity per common share(1)	$ 14.05	$ 13.88	$ 13.99	$ 13.69	$ 13.24
Return on average assets	2.09%	0.24%	1.13%	0.98%	0.74%
Adjusted efficiency ratio(1)	56.52%	58.07%	59.49%	65.56%	66.91%

Preferred Equity	Class / Series	CUSIP	Issue Date	Par Value ($000)	Dividend Rate / Coupon (%)	Called
Preferred Equity: Non-Cumulative, Perpetual	E	05990K874	2/8/2016	$ 98,702	7.000%	3/15/2022

(1) Non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation

28

29 NON-GAAP FINANCIAL INFORMATION This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include tangible assets, tangible equity, tangible common equity, tangible equity to tangible assets, tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, adjusted noninterest expense, adjusted noninterest expense to average total assets, pre-tax pre-provision (PTPP) income (loss), adjusted PTPP income (loss), PTPP income (loss) ROAA, adjusted PTPP income (loss) ROAA, efficiency ratio, adjusted efficiency ratio, adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS) and adjusted return on average assets (ROAA) constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total equity. Tangible common equity is calculated by subtracting preferred stock from tangible equity. Return on average tangible common equity is computed by dividing net income (loss) available to common stockholders, after adjustment for amortization of intangible assets, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding total revenue and subtracting adjusted noninterest expense. PTPP income ROAA is computed by dividing annualized PTPP income by average assets. Adjusted PTPP income ROAA is computed by dividing annualized adjusted PTPP income by average assets. Efficiency ratio is computed by dividing noninterest expense by total revenue. Adjusted efficiency ratio is computed by dividing adjusted noninterest expense by total revenue. Adjusted net income (loss) is calculated by adjusting net income (loss) for tax- effected noninterest expense adjustments and the tax impact from the exercise of stock appreciation rights for the periods indicated. Adjusted ROAA is computed by dividing annualized adjusted net income by average assets. Adjusted net income (loss) available to common stockholders is computed by removing the impact of preferred stock redemptions from adjusted net income (loss). Adjusted diluted earnings per share is computed by dividing adjusted net income (loss) available to common stockholders by the weighted average diluted common shares outstanding. Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 30-34 of this presentation.

30 NON-GAAP RECONCILIATION (Dollars in thousands) 1Q22 4Q21 3Q21 2Q21 1Q21 Net interest income $ 76,441 $ 73,039 $ 62,976 $ 59,847 $ 57,916 Noninterest income 5,910 4,860 5,519 4,170 4,381 Total revenue 82,351 77,899 68,495 64,017 62,297 Noninterest expense 46,596 58,127 37,811 40,559 46,735 Pre-tax pre-provision income(1) $ 35,755 $ 19,772 $ 30,684 $ 23,458 $ 15,562 Total revenue $ 82,351 $ 77,899 $ 68,495 $ 64,017 $ 62,297 Noninterest expense $ 46,596 $ 58,127 $ 37,811 $ 40,559 $ 46,735 Total noninterest expense adjustments (52) (12,891) 2,937 1,413 (5,051) Adjusted noninterest expense(1) 46,544 45,236 40,748 41,972 41,684 Adjusted pre-tax pre-provision income(1) $ 35,807 $ 32,663 $ 27,747 $ 22,045 $ 20,613 Average Assets $ 9,392,305 $ 9,331,955 $ 8,141,613 $ 7,827,006 $ 7,860,952 Pre-tax pre-provision ROAA(1) 1.54% 0.84% 1.50% 1.20% 0.80% Adjusted pre-tax pre-provision ROAA(1) 1.55% 1.39% 1.35% 1.13% 1.06% Efficiency Ratio(1) 56.58% 74.62% 55.20% 63.36% 75.02% Adjusted efficiency ratio(1) 56.52% 58.07% 59.49% 65.56% 66.91% (1) Non-GAAP measure

31 NON-GAAP RECONCILIATION (Dollars in thousands) 1Q22 4Q21 3Q21 2Q21 1Q21 Adjusted Noninterest Expense Total noninterest income $ 5,910 $ 4,860 $ 5,519 $ 4,170 $ 4,381 Total noninterest expense $ 46,596 $ 58,127 $ 37,811 $ 40,559 $ 46,735 Noninterest expense adjustments: Professional recoveries (fees) 106 (642) 2,152 1,284 (721) Merger-related costs - (13,469) (1,000) (700) (700) Noninterest expense adjustments before gain (loss) in alternative energy partnership investments 106 (14,111) 1,152 584 (1,421) (Loss) gain in alternative energy partnership investments (158) 1,220 1,785 829 (3,630) Total noninterest expense adjustments (52) (12,891) 2,937 1,413 (5,051) Adjusted noninterest expense(1) $ 46,544 $ 45,236 $ 40,748 $ 41,972 $ 41,684 Average assets $9,392,305 $9,331,955 $8,141,613 $7,827,006 $7,860,952 Noninterest expense / Average assets 2.01% 2.47% 1.84% 2.08% 2.41% Adjusted noninterest expense / Average assets(1) 2.01% 1.92% 1.99% 2.15% 2.15% (1) Non-GAAP measure

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands)	1Q22	4Q21	3Q21	2Q21	1Q21
Tangible Common Equity to Tangible Assets Ratio					
Total assets	$ 9,583,540	$ 9,393,743	$ 8,278,741	$ 8,027,413	$ 7,933,459
Less: goodwill	(95,127)	(94,301)	(37,144)	(37,144)	(37,144)
Less: other intangible assets	(4,990)	(6,411)	(1,787)	(2,069)	(2,351)
Tangible assets[1]	$ 9,483,423	$ 9,293,031	$ 8,239,810	$ 7,988,200	$ 7,893,964
Total stockholders' equity	$ 979,009	$ 1,065,290	$ 844,803	$ 829,362	$ 804,693
Less: preferred stock	-	(94,956)	(94,956)	(94,956)	(94,956)
Total common stockholders' equity	$ 979,009	$ 970,334	$ 749,847	$ 734,406	$ 709,737
Total stockholders' equity	$ 979,009	$ 1,065,290	$ 844,803	$ 829,362	$ 804,693
Less: goodwill	(95,127)	(94,301)	(37,144)	(37,144)	(37,144)
Less: other intangible assets	(4,990)	(6,411)	(1,787)	(2,069)	(2,351)
Tangible equity[1]	878,892	964,578	805,872	790,149	765,198
Less: preferred stock	-	(94,956)	(94,956)	(94,956)	(94,956)
Tangible common equity[1]	$ 878,892	$ 869,622	$ 710,916	$ 695,193	$ 670,242
Total stockholders' equity to total assets	10.22%	11.34%	10.20%	10.33%	10.14%
Tangible equity to tangible assets[1]	9.27%	10.38%	9.78%	9.89%	9.69%
Tangible common equity to tangible assets[1]	9.27%	9.36%	8.63%	8.70%	8.49%
Common shares outstanding	62,077,312	62,188,206	50,321,096	50,313,228	50,150,447
Class B non-voting non-convertible common shares outstanding	477,321	477,321	477,321	477,321	477,321
Total common shares outstanding	62,554,633	62,665,527	50,798,417	50,790,549	50,627,768
Book value per common share	$ 15.65	$ 15.48	$ 14.76	$ 14.46	$ 14.02
Tangible common equity per common share[1]	$ 14.05	$ 13.88	$ 13.99	$ 13.69	$ 13.24

(1) Non-GAAP measure

32

33 NON-GAAP RECONCILIATION (Dollars in thousands) 1Q22 4Q21 3Q21 2Q21 1Q21 Return on tangible common equity Average total stockholders' equity $ 1,049,912 $ 1,035,782 $ 847,941 $ 814,973 $ 888,174 Less: Average preferred stock (75,965) (94,956) (94,956) (94,956) (164,895) Average common stockholders' equity 973,947 940,826 752,985 720,017 723,279 Less: Average goodwill (94,307) (86,911) (37,144) (37,144) (37,144) Less: Average other intangible assets (6,224) (4,994) (1,941) (2,224) (2,517) Average tangible common equity(1) $ 873,416 $ 848,921 $ 713,900 $ 680,649 $ 683,618 Net income available to common stockholders $ 43,345 $ 4,024 $ 21,443 $ 17,323 $ 7,825 Add: Amortization of intangible assets 441 430 282 282 282 Less: Tax effect on amortization of intangible assets(2) (93) (90) (59) (59) (59) Net income available to common stockholders after the adjustments for intangible assets(1) $ 43,693 $ 4,364 $ 21,666 $ 17,546 $ 8,048 Return on average equity 18.74% 2.20% 10.84% 9.38% 6.56% Return on average tangible common equity(1) 20.29% 2.04% 12.04% 10.34% 4.77% (1) Non-GAAP measure (2) Adjustments shown net of a statutory Federal tax rate of 21%

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands, except per share data)	1Q22	4Q21	3Q21	2Q21	1Q21
Adjusted net income					
Net income[(1)(2)]	$ 48,512	$ 5,751	$ 23,170	$ 19,050	$ 14,375
Adjustments:					
Noninterest expense adjustments	52	12,891	(2,937)	(1,413)	5,051
Tax impact of adjustments above[(3)]	(15)	(3,811)	868	418	(1,493)
Tax adjustment: tax impact from exercise of stock appreciation rights	-	-	-	-	(2,093)
Adjustments to net income	37	9,080	(2,069)	(995)	1,465
Adjusted net income[(4)]	$ 48,549	$ 14,831	$ 21,101	$ 18,055	$ 15,840
Average Assets	$ 9,392,305	$ 9,331,955	$ 8,141,613	$ 7,827,006	$ 7,860,952
ROAA	2.09%	0.24%	1.13%	0.98%	0.74%
Adjusted ROAA[(4)]	2.10%	0.63%	1.03%	0.93%	0.82%
Adjusted net income available to common stockholders					
Net income available to common stockholders	$ 43,345	$ 4,024	$ 21,443	$ 17,323	$ 7,825
Adjustments to net income	37	9,080	(2,069)	(995)	1,465
Adjustments for impact of preferred stock redemption	3,747	-	-	-	3,347
Adjusted net income available to common stockholders[(4)]	$ 47,129	$ 13,104	$ 19,374	$ 16,328	$ 12,637
Average diluted common shares	62,906,003	60,690,046	50,909,317	50,892,202	50,750,522
Diluted EPS	$ 0.69	$ 0.07	$ 0.42	$ 0.34	$ 0.15
Adjusted diluted EPS[(4)(5)]	$ 0.75	$ 0.22	$ 0.38	$ 0.32	$ 0.25

(1) Net income for the three months ended March 31, 2022 includes a $31.3 million pre-tax reversal of credit losses due to the recovery from the settlement of a previously charged-off loan; there is no similar recovery in any of the other periods presented. The Bank previously recognized a $35.1 million charge-off for this loan during the third quarter of 2019.

(2) Net income for the three months ended December 31, 2021 includes an $11.3 million pre-tax charge for the expected lifetime credit losses for non-purchased credit deteriorated loans acquired in the PMB Acquisition; there is no similar charge in any of the other periods presented.

(3) Tax impact of adjustments shown at a statutory tax rate of 29.6%.

(4) Non-GAAP measure.

(5) Represents adjusted net income available to common stockholders divided by average diluted common shares.

34

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